EXHIBIT 21.1


         SUMMEDIA.COM INC. - LIST OF SUBSIDIARIES

                                       Jurisdiction of
Name                                   Incorporation

SUM Media Corp.                        British Columbia/Canada
SUMmedia America Inc.                  Delaware, USA
SUMcayman Investments Limited          Cayman Islands
SUMmedia.com Asia Limited              Hong Kong
SUMmedia.com hk Limited                Hong Kong
SUM UK Limited                         England and Wales
SUMmedia.com Pty Limited               Australia